UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1
to
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-14959	39-0971239
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 West Good Hope Road Milwaukee, Wisconsin	53223
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 358-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Report on Form 8-K/A amends the Current Report on Form 8-K filed by the registrant on June 23, 2010 to correct information contained in Item 5.02, which is restated in its entirety.

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(d) On June 18, 2010, Brady Corporation (the “Corporation”) announced that Gary S. Balkema will join the Corporation’s Board of Directors, effective July 19, 2010. There was no arrangement or understanding pursuant to which Mr. Balkema was appointed director, and no related party transactions exist between the Corporation and Mr. Balkema.

Mr. Balkema has not been appointed to any committees of the Board of Directors at this time. Upon becoming a director, he will be eligible to participate in the Corporation’s equity incentive and other benefit plans on a basis similar to other non-employee directors and, as such, will receive a stock option award of 10,000 shares 14 days after he becomes a director.

A copy of the press release related to the appointment of Mr. Balkema to the Board of Directors is being provided to the Securities and Exchange Commission as Exhibit 99.1 attached herewith and is incorporated herein by reference.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

99.1	Press Release of Brady Corporation, dated June 18, 2010, relating to the appointment of Gary S. Balkema.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION

Date: June 24, 2010

/s/ Thomas J. Felmer
Thomas J. Felmer
Senior Vice President &
Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of Brady Corporation, dated June 18, 2010, relating to the appointment of Gary S. Balkema.